Exhibit 99.1

American Software, Inc. Announces Divestment of The Proven Method Business Unit

Divestment aligns with American Software’s commitment to AI-first supply chain technology solutions.

ATLANTA--(BUSINESS WIRE)--September 19, 2023--American Software, Inc. (NASDAQ: AMSWA), a leading provider of innovative AI-powered supply chain management and advanced retail planning platforms, announced today that they signed an agreement for the sale of their information technology consulting firm, The Proven Method to Marathon TS, Inc., an IT professional services firm. This sale closed on September 18, 2023.

American Software divested The Proven Method to focus on their core supply chain planning business allowing Logility, the operating entity of American Software, to continue to expand its AI-first supply chain management platform. Designed for speed and agility, Logility’s (SaaS) cloud-based platform provides a unique blend of Generative AI, advanced AI-driven algorithms, machine learning, and predictive analytics to help deliver integrated planning and operations across the end-to-end supply chain.

“Supply chain planning is entering a significant transformation with advancements in technology, generational shifts of the workforce, and the significant speed of market changes and disruptions,” said Allan Dow, CEO American Software. "This divestment optimally positions us to concentrate on delivering modern, breakthrough technology to the supply chain industry.”

About American Software

Atlanta-based American Software, Inc. (NASDAQ: AMSWA), through its operating entity Logility, delivers prescriptive demand, inventory, manufacturing, and supply planning tools – helping to provide executives the confidence and control to increase margins and service levels, while delivering sustainable supply chains.

Serving clients such as Big Lots, Carter’s, Destination XL, Hostess, Husqvarna Group, Jockey International, Johnson Controls, Parker Hannifin, Red Wing Shoe Company, Spanx, Dole Fresh Vegetables, Inc., and Fender Musical Instrument Co, our solutions are marketed and sold through a direct sales team as well as an independent global value-added reseller distribution network.

Logility is the only supply chain planning platform leveraging Generative AI, advanced AI-driven algorithms, and machine learning. Our engineered approach drives team alignment for over 800 customers in 80 countries with prioritized, value-focused outcomes. For more information about Logility, please visit www.logility.com. Logility is a wholly-owned subsidiary and operating entity of American Software, Inc. (NASDAQ: AMSWA). You can learn more about American Software at www.amsoftware.com or by calling (404) 364-7615 or email kliu@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. References below to the company means Logility, Inc. There are a number of factors that could cause actual results or performance to differ materially from what is anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty and the timing and degree of business recovery; the irregular pattern of the Company’s revenues; dependence on particular market segments or clients; competitive pressures; market acceptance of the Company’s products and services; technological complexity; undetected software errors; potential product liability or warranty claims; risks associated with new product development; the challenges and risks associated with integration of acquired product lines, companies and services; uncertainty about the viability and effectiveness of strategic alliances; American Software, Inc.’s ability to satisfy in a timely manner all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company and American Software could experience as well as other information, please refer to American Software, Inc.’s current Form 10-K and other reports and documents subsequently filed with the SEC. For more information, contact: Kevin Liu, American Software, Inc., (626) 657-0013 or email kliu@amsoftware.com.

Contacts

Investor Contact:
Kevin Liu
kliu@amsoftware.com
(626) 424-1535